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                            CORE DATA RESOURCES, INC.

                FORM OF PROXY SOLICITED BY THE BOARD OF DIRECTORS
                FOR A SPECIAL MEETING HELD ON ____________, 2002

     The undersigned shareholder of Core Data Resources, Inc., a Texas corporation (the "Company"), hereby appoints C. Campbell Burgess, Keevin Clark, and Todd Clark, and each of them, as proxies for the undersigned, with full power of substitution, for and in the name, place, and stead of the undersigned, to attend the Special Meeting of Shareholders of the Company to be held at the offices of Gibson, Ochsner & Adkins, LLP, 701 S. Taylor, Suite 500, Amarillo, Texas 79101 on __________________, 2002, at 10:00 a.m., and any adjournment(s)
or postponement(s) thereof, and to cast on behalf of the undersigned the number of votes the undersigned would be entitled to vote if personally present as set forth herein and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned acknowledge receipt of the Notice of the Special Meeting of Shareholders and the accompanying Proxy Statement and Prospectus and release any proxy heretofore given with respect to the meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT, AS SET FORTH IN PARAGRAPH 1 ON THE REVERSE SIDE.

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                            CORE DATA RESOURCES, INC.
                            PROXY FOR SPECIAL MEETING

     This proxy is revocable at any time before it is exercised, and the undersigned reserve the right to attend the meeting and vote in person.

                                    PROPOSAL

     The Board of Directors recommends a vote "FOR" the listed proposal.

     1. Proposal for approval and adoption of the Agreement and Plan of Merger, dated as of March 4, 2002, by and among Concord, EFS, Inc.; Big Sky Merger Corp.; and the Company.

     [__]  FOR                  [__]  AGAINST             [__]  ABSTAIN

     2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     The undersigned hereby ratify and confirm all that the attorneys and proxies, or any one or more of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof and any prior proxies are hereby revoked.

     Dated: ___________________, 2002


                                             ___________________________________
                                             Signature


                                             ___________________________________
                                             Signature

                                             Your signature should be as your
                                             name appears hereon. When signed in
                                             a fiduciary capacity, please show
                                             your full title as such. For joint
                                             accounts, each joint owner should
                                             sign. PLEASE DATE, SIGN, AND RETURN
                                             IN THE ENCLOSED POSTMARKED ENVELOPE
                                             PROMPTLY.